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                                                                     EXHIBIT 4.5


                            UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                      HAWAIIAN NATURAL WATER COMPANY, INC.

                                  MARCH 3, 2000

         The undersigned, being all of the directors of Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Corporation"), do hereby consent to and adopt the following resolutions by unanimous written consent, without a meeting, pursuant to Section 415-44 of the Hawaii Business Corporation Act.

         RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by Article IV, Section 1 of the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series B Convertible Preferred Stock (the "Series B Preferred"), to consist of 250 shares, par value $1.00 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth below:

1. NUMBER OF SHARES; RANKING. The number of shares constituting the Series B Preferred shall be 250. Such number of shares may be increased or decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred to a number less than that of the shares then outstanding. The Series B Preferred Stock shall rank on a parity with the Common Stock and junior to the Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred"), with respect to the payment of dividends and shall rank senior to the Common Stock and junior to the Series A Preferred with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation (each, a "Liquidation").

2.       DIVIDENDS.

(a) The holders of the then outstanding Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends at a rate per share equal to the Conversion Ratio (as defined in Section 4(a) below) multiplied by the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of

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Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. Except as provided above in this Section 2(a), the holders of the Series B Preferred shall not be entitled to receive any dividends thereon.

          (b) The Corporation shall declare a dividend or distribution on the Series B Preferred as provided in Section 2(a) above at the same time as it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), if any, and such dividend shall be paid concurrently with the payment of the corresponding dividend on the Common Stock. Dividends shall be paid to the holders of record of the shares of Series B Preferred as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board of Directors, which record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date fixed for the payment thereof.

          (c) Unless all dividends previously declared but unpaid on the Series B Preferred shall have been paid in full or a sum sufficient for the payment thereof set apart, no shares of Common Stock, or any other class or series of stock ranking junior to the Series B Preferred upon Liquidation, shall be purchased, redeemed or acquired by the Corporation, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof.

     3.   LIQUIDATION RIGHTS.

          (a) In the event of any Liquidation, whether voluntary or involuntary, the holders of the Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after payment or declaration and setting apart for payment of all amounts to which the holders of any class or series of Preferred Stock of the Corporation ranking senior to the Series B Preferred upon Liquidation may be entitled, but before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or any class or series of Preferred Stock of the Corporation ranking junior to the Series B Preferred upon Liquidation, an amount equal to $1000.00 per share, plus all previously declared and unpaid dividends thereon, and no more. If upon any Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Preferred and any other class or series of Preferred Stock ranking on a parity with the Series B Preferred upon Liquidation shall be insufficient to permit the payment to such shareholders of the full preferential amounts to which they are entitled, then the holders of the Series B Preferred shall be entitled to receive that portion of the total assets of the Corporation available for distribution to the holders of the Series B Preferred and such other class or series of Preferred Stock (the "Available Amount") equal to the Available Amount multiplied by a fraction, the numerator of which shall be the aggregate preferential payment to which the holders of the Series B Preferred are entitled upon Liquidation and the denominator of which shall be the aggregate preferential payment to which the holders of the Series B Preferred and all such other classes or series of Preferred Stock are entitled upon Liquidation.

          (b) The holders of the Series B Preferred shall not be entitled to share in any assets of the Corporation remaining after payment to the holders of the Series B Preferred of the full preferential amounts to which they are entitled as provided in Section 3(a) above.


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          (c)  The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this Section 3 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

     4.   CONVERSION.

          (a) The holder of any share of Series B Preferred shall have the right, at such holder's option at any time to convert such share into 1000 fully paid and non-assessable shares of Common Stock, subject to adjustment as set forth below (as so adjusted, the "Conversion Ratio").

               (i) In case the Corporation shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately after such action shall be equal to the Conversion Ratio in effect immediately prior to such action multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the denominator of which shall be the number of shares of Common Stock outstanding prior to giving effect to such action.

               (ii) In case the Corporation shall hereafter issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the holder of any share of Series B Preferred shall thereafter be entitled to convert such share of Series B Preferred into the same kind and number of shares of capital stock of the Corporation as such holder would have owned immediately following such action had he converted such share of Series B Preferred immediately prior thereto. In case, as a result of an adjustment made pursuant to this Section 4(a)(ii), the holder of any shares of Series B Preferred shall become entitled to receive upon conversion of the Series B Preferred any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Ratio with respect to such other shares so receivable upon the conversion of Series B Preferred shall be subject to readjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained herein.

               (iii) An adjustment made pursuant to this Section 4(a) above shall become effective as of the record date in the case of a dividend or distribution and shall become effective as of the effective date in the case of a subdivision, combination or reclassification.

               (iv) Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall promptly mail to each holder of shares of Series B Preferred, at his last address as the same appears on the books of the Corporation, a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

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          (b)  In order to convert any shares of Series B Preferred, the holder thereof shall surrender such shares, accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer such shares to the Corporation, and shall give written notice to the Corporation that such holder elects to convert such shares. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock (or other capital stock) which shall be issuable upon such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series B Preferred as aforesaid, the Corporation shall issue and deliver to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock (or other capital stock) issuable upon the conversion of such shares in accordance with the provisions hereof; and any fractional interest in respect of a share of Common Stock (or other capital stock) arising upon such conversion shall be settled as provided in Section 7 below. Balance certificates will be issued for the remaining shares of Series B Preferred in any case in which fewer than all of the shares of Series B Preferred represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series B Preferred shall have been so surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or other capital stock) shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock (or other capital stock) represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Series B Preferred are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such person or persons shall be deemed to have become such holder or holders of record of the Common Stock (or other capital stock) at the close of business on such later day. In either case, such conversion shall be based upon the Conversion Ratio in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

          (c) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock (or other capital stock) upon conversion of shares of Series B Preferred pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock (or other such capital stock) in a name other than that of the holder of the shares of Series B Preferred to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) Notwithstanding any other provision in this Section 4 to the contrary, in case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the surviving corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Corporation, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) , there shall be no adjustments of the Conversion Ratio, but each holder of a share of Series B Preferred


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then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such share of Series B Preferred been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series B Preferred so that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of such shares. The Corporation shall notify each holder of Series B Preferred of any such adjustment in the manner set forth in Section 4(a)(iv) above. The above provisions shall similarly apply to successive consolidations, mergers statutory exchanges, sales or conveyances.

     5.   VOTING RIGHTS.

          (a) Unless required by law, no holder of Series B Preferred shall be entitled to vote at any meeting of stockholders of the Corporation (or any written consents of the stockholders in lieu of meetings) with respect to any matters presented the stockholders of the Corporation for their action or consideration. Notwithstanding the foregoing, the Corporation shall provide each holder of Series B Preferred with timely notice of each meeting of stockholders (or written consent in lieu thereof) and shall provide each holder with copies of all proxy materials distributed in connection therewith.

          (b) So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series B Preferred, voting separately as a series, (i) amend, alter or repeal any of the rights, preferences or privileges of the Series B Preferred so as to adversely affect the Series B Preferred, or (ii) create any new class or series of capital stock ranking on a parity with or senior to the Series B Preferred upon Liquidation.

          (c) In addition to the foregoing, the holders of the Series B Preferred shall also be entitled to vote as a separate series on any matter with respect to which they are entitled to vote as provided by law or by resolution of the Board of Directors. Any such matter shall require the approval of the holders of at least a majority of the then outstanding shares of Series B Preferred, or such greater percentage as may be required by law or by resolution of the Board of Directors.

     6.   REDEMPTION.

          (a) The Series B Preferred shall be mandatorily redeemable, solely at the election of the holder, in the event that the Market Price (as hereinafter defined) of the Corporation's Common Stock on the first anniversary of the date of issuance of the shares to be redeemed (the "Anniversary Date") is less than $1.50 per share (appropriately adjusted for any stock dividends, stock splits, recapitalizations and the like occurring after the date hereof). The redemption price for the shares of Series B Preferred to be redeemed shall be $1,500 per share,


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payable, at the option of the holder, either in cash or in Common Stock of the
Corporation, valued at the Market Price thereof on the Anniversary Date.

          (b) In order to exercise redemption rights hereunder, the holder shall deliver to the Corporation, within 90 days following the Anniversary Date, a written notice of redemption (the "Redemption Notice") specifying: (i) the number of shares of Series B Preferred to be redeemed, and (ii) whether the redemption price is to be paid in cash or shares of Common Stock. Within 30 days following receipt of the Redemption Notice, the Corporation shall pay the holder the redemption price for the shares of Series B Preferred covered by the Redemption Notice, upon surrender to the Corporation of the stock certificate(s) representing such shares.

          (c) For purposes hereof, the term "Market Price" of the Corporation's Common Stock on any given determination date means the average closing sales price (or the average of the closing bid and asked price, in the event that no closing sales price is quoted) for the Common Stock during a period of ten consecutive trading days ending immediately prior to the applicable date of determination on the then principal trading market in the United States on which the Common Stock is quoted (currently the OTC Bulletin Board).

     7. FRACTIONAL SHARES. In the event the holder of Series B Preferred shall be entitled to receive a fractional interest in a share of Series B Preferred or a fractional interest in a share of Common Stock (or other capital stock), except as otherwise provided herein, the Corporation shall either, in the sole discretion of the Board of Directors, (i) round such fractional interest up to the next whole share of Series B Preferred or Common Stock (or other capital stock), as the case may be, (ii) issue a fractional share of such stock, (iii) deliver cash in the amount of the fair market value of such fractional interest, or (iv) issue scrip representing a fractional share of such stock entitling the holder to receive a full share of such stock upon the surrender of such scrip aggregating a full share of such stock.

     8. NO REISSUANCE OF SERIES B PREFERRED. No share or shares of Series B Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired, and eliminated from the shares which the Corporation shall be authorized to issue.

     9. NO PREEMPTIVE RIGHTS. The Series B Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

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         IN WITNESS WHEREOF, the undersigned have executed this Unanimous
Written Consent as of the date first above written.


                                                 -------------------------------
                                                 Marcus Bender



                                                 -------------------------------
                                                 Brian Barbata




                                                 -------------------------------
                                                 Michael Chagami



                                                 -------------------------------

                                                 Keijiro Sorimachi



                                                 -------------------------------
                                                 Michael Iscove



                                                 -------------------------------
                                                 Dennis Harris



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